UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2004

BRANDYWINE OPERATING PARTNERSHIP, L.P.

Exact name of issuer as specified in charter)

Delaware	000-24407	23-2862640

(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation or Organization)	file number)	Identification Number)

401 Plymouth Road, Suite 500
Plymouth Meeting, Pennsylvania 19462

Address of principal executive offices)

(610) 325-5600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02      Termination of a Material Definitive Agreement.

     On December 16, 2004, we repaid all amounts outstanding under the $113 million term loan credit agreement (2008) that became effective as of September 21, 2004 by and among us, Brandywine Realty Trust (our sole general partner), certain subsidiaries directly or indirectly owned by us, Bear Stearns Corporate Lending Inc., as administrative agent and as a lender, and JPMorgan Chase Bank, as syndication agent and as a lender (a copy of which is attached as an exhibit to our Current Report on Form 8-K filed with the Securities Exchange Commission on September 21, 2004). Upon such repayment, the term loan credit agreement (2008) was terminated. We used the proceeds of the sale of the Notes described in Item 2.03 of this Current Report on Form 8-K to repay the term loan credit agreement (2008). In the ordinary course of their respective businesses, affiliates of Bear Stearns Corporate Lending Inc. and JPMorgan Chase Bank have engaged, and may in the future engage, in commercial banking and/or investment banking transactions with us or our affiliates. J.P. Morgan Securities was a co-arranger of our revolving credit facility established in May 2004 and one of its affiliates is the administrative agent under that facility. Affiliates of Bear Stearns Corporate Lending Inc. and JPMorgan Chase Bank served as underwriters of the debt securities that we sold on October 22, 2004.

Item 2.03      Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

     As we previously reported in a Current Report on Form 8-K filed with the Securities and Exchange Commission on November 17, 2004, on November 15, 2004, we entered into a Note Purchase Agreement dated as of November 15, 2004 (the “Note Purchase Agreement”) with The Travelers Insurance Company, The Travelers Life and Annuity Company, Citicorp Insurance and Investment Trust, First Citicorp Life Insurance Company, General Electric Capital Assurance Company, Union Fidelity Life Insurance Company, GE Reinsurance Corporation, Medical Protective Company, Federal Home Life Insurance Company, Metropolitan Life Insurance Company, Metropolitan Tower Life Insurance Company, Metropolitan Investors U.S.A. Insurance Company, New England Life Insurance Company and Pacific Life Insurance Company (collectively, the “Purchasers”). A copy of the Note Purchase Agreement is attached as an exhibit to our Current Report on Form 8-K filed on November 17, 2004.

     On December 16, 2004, we sold $113 million aggregate principal amount of our unsecured notes (the “Notes”) to the Purchasers pursuant to the Note Purchase Agreement. The Notes bear interest from their date of issuance at the rate of 4.34% per annum, payable semi-annually on June 14 and December 14, and will mature on December 14, 2008. The Notes do not provide for scheduled principal amortization prior to the maturity date. Brandywine Realty Trust and certain of our subsidiaries have fully and unconditionally guaranteed the payment of principal of and interest on the Notes. The Note Purchase Agreement contains various affirmative and negative covenants, including covenants that limit our incurrence of additional indebtedness.

     The Notes were sold in a transaction exempt from the registration requirements of the Securities Act of 1933 by virtue of the private placement exemption in Section 4(2) of such Act.

Signatures

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BRANDYWINE OPERATING PARTNERSHIP, L.P.

By: Brandywine Realty Trust, its general partner

Date: December 16, 2004	By:	/s/ Gerard H. Sweeney

Gerard H. Sweeney
President and Chief Executive Officer